SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2006 (April 12, 2006)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 5.02 Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

(b)	Tony G. Brill resigned as Chief Administrative Officer of Torchmark Corporation effective April 12, 2006.

(c)	(1) Vern D. Herbel was named Executive Vice President and Chief Administrative Officer of Torchmark Corporation on April 12, 2006. Executive officers, such as Mr. Herbel, are elected annually and serve at the pleasure of the Board of Directors of Torchmark. There are no arrangements or understandings between Mr. Herbel and any other person pursuant to which he was selected.

(2) Mr. Herbel, age 48, also currently serves as President and Chief Executive Officer as well as a director, of Torchmark subsidiary, United American Insurance Company (since July 2004) and as Executive Vice President of Torchmark subsidiary, Globe Life And Accident Insurance Company (since May 2002). Mr. Herbel formerly served as Executive Vice President (August 2002 – July 2004) and as Senior Vice President (May 1999 – August 2002) of United American and as Senior Vice President (January 1996 – May 2002) of Globe.

(3) There is no employment agreement between Mr. Herbel and either Torchmark or any of its subsidiaries.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: April 13, 2006	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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